UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

AMENDED NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2007

EMPYREAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

     Nevada                               0-30118                    88-0413417

                                                                                        (State or other jurisdiction of      (Commission File        (IRS Identification
                                                                                                  incorporation)                         Number)                      No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

(Address of principal executive offices) (Postal Code) Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act(17CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

And

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 8, 2007 the Company finalized a Preferred Stock Purchase agreement with Hesperia Advisors Limited (Hesperia), a British Virgin Islands corporation, for the purchase of four (4) real estate properties located in Green Bay and Kewaskum, WI. The total purchase price was $372,000 for these properties that have an appraised value of $405,000. Payment will be made in full by issuing Hesperia 4,140,000 shares of Empyrean's convertible preferred stock. Prior to the signing of this Agreement, there was no material relationship between the Company and Hesperia.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The Preferred Stock Purchase Agreement is attached hereto as Exhibit10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007                 EMPYREAN HOLDINGS, INC.